                                                                   EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Southern Pacific Funding Corporation:

  We consent to incorporation by reference in the registration statements (No. 333-11075 and No. 333-11189) on Forms S-8 of Southern Pacific Funding Corporation of our report dated January 29, 1998, relating to the consolidated balance sheets of Southern Pacific Funding Corporation and subsidiaries as of December 31, 1996 and 1997, and the related consolidated statements of earnings, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the December 31, 1997, annual report on Form 10-K of Southern Pacific Funding Corporation. We also consent to the reference to our firm under the heading "Selected Consolidated Financial and Other Data" in the Form 10-K.

                                          KPMG Peat Marwick LLP

Portland, Oregon
March 31, 1998